UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2025

TUHURA BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-37823	99-0360497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10500 University Center Dr., Suite 110
Tampa, Florida 33612
(Address of Principal Executive Offices, including zip code)
Registrant’s Telephone Number, Including Area Code: (813) 875-6600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	HURA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Bridge Loan Transaction

On October 27, 2025, TuHURA Biosciences, Inc. (the “Company”) entered into a Secured Promissory Note and Loan Agreement (the “Loan Agreement”) with the Matthew Nachtrab Revocable Trust dated 12/18/2014 (the “Lender”). Pursuant to the terms of the Loan Agreement, the Lender agreed to make loans to the Company in an aggregate principal amount of up to $3,000,000 (the “Loans”) during a 30-day availability period beginning on the date of the Loan Agreement. The Lender advanced the first loan to the Company in the amount of $1,500,000 simultaneously with the execution of the Loan Agreement (the “Initial Advance”), and upon advance notice by the Company in accordance with the terms therein, may loan up to an additional $1,500,000. The Loans will be used by the Company for working capital purposes.

The outstanding principal, plus any accrued and unpaid interest, of the Loans will be due and payable on the earlier of December 31, 2025 or on the date that is 30 days following the successful closing of an equity financing in which the Company receives gross cash proceeds in excess of $12,000,000. The outstanding principal amount of the Loans will bear an interest rate of 3% per month, payable in arrears on the maturity date. The Company may prepay all or a portion of the outstanding principal and accrued but unpaid interest under the Loan Agreement at any time without a prepayment fee. The Loan Agreement also provides for a $180,000 loan fee payable to the Lender on the maturity date.

The Loan Agreement provides for customary representations, warranties and covenants made by each the Company and the Lender. The Loan Agreement is secured by a first priority perfected security interest in U.S patents owned by the Company related to its ImmuneFxTM technology platform.

In addition, in connection with each loan advance made pursuant to the Loan Agreement, the Company will issue to the Lender a warrant to purchase shares of the Company’s common stock (each, a “Lender Warrant”) equal to 10% of the applicable loan advance divided by the exercise price, which shall be equal to the Nasdaq Official Closing price on such date of issuance, subject to adjustment in certain circumstances. On the date of the Initial Advance, the Company issued a Lender Warrant to the Lender to purchase up to 65,217 shares of common stock. Each Lender Warrant will be immediately exercisable and will expire on the date that is two years from the date of issuance.

The foregoing descriptions of the Loan Agreement and the Lender Warrant, are summary in nature and are each qualified by reference to the full text of each, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No

10.1 Secured Promissory Note and Loan Agreement

10.2 Form of Lender Warrant

104 Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUHURA BIOSCIENCES, INC.

Date:	October 31, 2025	By:	/s/ Dan Dearborn
Name: Dan Dearborn Title: Chief Financial Officer